Certificate of Designation Series F Preferred Stock

For Nevada profit Corporations

(Pursuant to NRS 78.1955)

RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS

SERIES "F" CONVERTIBLE PREFERRED STOCK

of

PTS, INC.

I.  Name of corporation: PTS,Inc.

II. By resolution of the board of director pursuant to a provision in the Articles of incorporation, this certificate establishes the following regarding the voting  powers, designation, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Series F Preferred Stock consists of 5,000,000 shares and to have the following terms:

     1.  Purchase Price $0.50 per share

     2.  Dividends.  Except as provided herein, the holders of outstanding shares of the Series F Preferred Stock shall be entitled to receive cash as dividends on yearly basis.  Each holder of outstanding shares of the Series F Preferred Stock shall receive, on June 30 of each year following the issuance of each shares of the Series F Preferred Stock, a cash dividend in the amount equal to 6 percent of the outstanding principal amount of indebtedness represented by  the shares of the Series F Preferred stock owned by such holder of the Series F Preferred Stock on May 31, immediately preceding the dividend payment date.

     3.  Redemption Rights. Subject to the applicable provisions of Nevada law, the Company, at the option of its directors, and with the consent of a majority of the  stockholders  of  the Series F Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series F Preferred Stock.

Upon redemption the Company shall pay for each share redeemed the amount of $1.00 per share, payable in cash (the “Redemption Price").

At least 30 days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series F Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if  no such address appears or is given, at the place where the principal office  of  the  Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder’s certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series F Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption  funds  necessary  for  the redemption shall be available therefore,  notwithstanding  that  the  certificates  evidencing  any  Series F Preferred Stock called for redemption shall not have been surrendered, the dividends with  respect  to the shares so called for redemption shall forthwith after such  date  cease  and determine, except only the right of the holders to receive  the  redemption  price  without  interest  upon  surrender of their certificates therefore.

If, on or prior to any date fixed for redemption of Series F Preferred Stock, the Company deposits, with  any  bank or trust company as a trust fund, a sum sufficient to  redeem,  on  the  date  fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or  trust company  to give the notice of redemption thereof (or to complete the giving of  such  notice if theretofore commenced) and to pay, or deliver, on or after the  date  fixed for redemption or prior thereto, the redemption price of the shares  to  their  respective  holders  upon  the  surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the  shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders, and  from and after the date of the deposit the shares shall no longer be outstanding  and  the  holders  thereof  shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of  the  shares  without  interest,  upon  the  surrender  of their certificates therefore. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Series F Preferred Stock so called for redemption shall not, at the end of two years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price

4.  Liquidation Rights.  Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of  Series F Preferred  Stock  shall be entitled to receive out of the assets of  the  Company  the  sum  of  $1.00 per share (the "Liquidation Rate") before any  payment  or  distribution shall be made on the Common Stock, or any other class  of  capital  stock  of  the Company ranking junior to the Series F Preferred Stock.

 (a)  The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 4, but the merger or consolidation of  the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 4.

(b)  After the payment to the holders of shares of the Series F Preferred Stock of the full preferential amounts fixed by this Paragraph 4 for shares of the Series F Preferred Stock, the holders of the Series F Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(c)  In the event the assets of the Company available for distribution to the holders of the Series F Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 4, no distribution shall be made on  account of  any shares of a class or series of capital stock of the Company ranking on a  parity  with the shares of the Series F Preferred Stock, if any, upon such  dissolution, liquidation  or winding  up  unless  proportionate distributive amounts  shall  be  paid  on account of the shares of the Series F Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

5.  Conversion of Series F Preferred Stock. At any time, the holder of shares of the Series F Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Series F Preferred Stock into shares of the Common Stock. Such right to convert shall commence as of the date the shares of such Series F Preferred Stock are issued to such holder (the "Issue Date") and shall continue thereafter for a period of two years, such period ending on the second anniversary of the Issue Date. In the event that the holder of the Series F  Preferred Stock elects to convert such shares into Common Stock, the holder shall have 60 days from the date of such notice in which to tender his shares of Series F Preferred Stock to the Company. Any such conversion shall be upon the following terms and conditions:

(a) Conversion Rate. Subject to adjustment as provided herein, each share of the Series F Preferred Stock shall be convertible into shares of the Common Stock in accordance with the Per Share Conversion Price as specified herein. The Conversion Price at which shares of Common Stock shall be deliverable upon written conversion request by Shareholder. Each conversion request shall be less than 5% of the outstanding issued common stock of the corporation. The Conversion Price shall be the lower of (i) 110% of the average Closing Bid Price of the shares of Common Stock for the three (3) trading days immediately preceding the Initial Closing Date (as defined in the Securities Purchase Agreement) or (ii)75% of the average of the three lowest Closing Bid Prices of The shares of common Stock for the twenty (20) trading days immediately preceding the Conversion  Date (as hereinafter defined). For purposes of this Certificate of Designation, the term “Closing Bid Price” means, for any security as of any date, the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L .P. (“Bloomberg”) or, if applicable, the closing bid price of the Common Stock in the over-the-counter market in the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock  by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. “Trading Day” shall mean any day on which the Corporation’s Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. The number of underlying shares of the Common Stock insurable upon any conversion hereunder shall be calculated by multiplying the number of shares of the Series F Preferred Stock to be converted times $1.00 and dividing the product thus obtained by the Per Share Conversion Price. Notwithstanding anything contained herein to the contrary, as the result of any such conversion, the holder of the Series F Preferred Stock may not hold more than 4.99 percent of the issued and outstanding shares of the Common Stock, in the aggregate, following any such conversion (the "Conversion Rate").

(b)  Mechanics of Conversion. To convert shares of the Series F Preferred Stock into full shares of the Common Stock on any date (the "Conversion Date"), the holder thereof  shall  (i) deliver or transmit by facsimile to the Company, for receipt  on or prior to 11:59 p.m., Pacific Time, on the Conversion Date, a copy of  a  fully  executed  notice  of  conversion  in  the  form attached hereto as Attachment  A  (the "Conversion Notice"), and (ii) surrender to a common carrier for  delivery  to  the  Company  as soon as practicable following such date, the certificates  (each  a "Preferred Stock Certificate") representing the shares of the  Series F Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Within five business days of the Company's receipt of the originally executed Conversion Notice and the holder's Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled.

(c)  Record Holder.  The person or persons entitled to receive shares of the Common Stock issuable upon conversion of shares of the Series F Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

(d)  Fractional Shares. The Company shall not be required to issue any fraction of a share of the Common Stock upon any conversion. All shares of the Common Stock, including fractions thereof, issuable upon conversion of more than one share of the Series F Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of it share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up or down to the nearest  whole  share.

(e) Reissuance of Certificates. In the event of a conversion of less than all of the shares of the Series F Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series F Preferred Stock a new Series F Preferred Stock Certificate representing the remaining shares of the Series F Preferred Stock which were not corrected.

6. Reservation of Shares. The Company shall, so long as any of the shares of the Series F Preferred Stock are outstanding, reserve and keep available out of its authorized and  unissued  shares of the Common Stock, solely for the purpose of effecting the  conversion  of  the  shares of the Series F Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all of the outstanding shares of the Series F Preferred Stock.

7.  Preferred Status.  The rights of the shares of the Common Stock shall be Subject to the preferences and relative rights of the shares of the Series B Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series F Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series F Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 4 above.

8.  Restriction on Dividends. If any shares of the Series B Preferred Stock are outstanding, the Company  shall  not, without the prior written consent of the holders  of not less than two-thirds (2/3) of the then outstanding shares of the Series  F  Preferred  Stock,  directly  or  indirectly  declare, pay or make any dividends or  other distributions upon any of the Common Stock. Notwithstanding the  foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stockj so long as  the  Company  simultaneously  pays  each  holder  of  shares of the Series F Preferred  Stock  an  amount  in cash equal to the amount such holder would have received  had  all  of such holder's shares of the Series F Preferred Stock been converted  to shares of the Common Stock on the business day prior to the record date  for  any  such  dividend.

9.  Vote to Change the Terms of the Series F Preferred Stock. Without the prior written  consent  of  the  holders  of  not  less  than  two-thirds (2/3) of the outstanding shares of the Series F Preferred Stock, the Company shall not amend, alter,  change or repeal any of the powers, designations, preferences and rights of the Series F Preferred Stock.

10.  Lost or  Stolen  Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series F Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or  bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series F

Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series F Preferred Stock Certificates if the holder thereof  contemporaneously requests the Company to convert such shares of the Series F Preferred Stock into the Common Stock.

11.  Voting. The holders of the Series F Preferred Stock shall have no voting rights on  any  matter  submitted  to the shareholders of the Company for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

ATTACHMENT A
PTS,Inc.

CONVERSION NOTICE

In accordance with and pursuant to the provisions of the Certificate of Designation Establishing Series F Preferred Stock of PTS,Inc., the undersigned hereby elects to convert the number of shares of Series F Preferred Stock, par value $0.001 per share, of PTS,Inc.(the "Company"),  indicated  below  into  shares of the Common Stock, par value $0.001  per share (the "Common  Stock"), of the Company, by tendering the stock certificate(s)  representing  the  share(s) of the Series F Preferred Stock specified below as of the date specified below.

The undersigned acknowledges that the securities issuable to the undersigned upon conversion  of  shares  of  the  Series F Preferred Stock may not be sold, pledged, hypothecated  or  otherwise  transferred  unless  such  securities are registered under the Securities Act, and any other applicable securities law, or the  Company  has  received  an  opinion  of  counsel  satisfactory  to  it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon  any  conversion  of  the  shares  of the Series F Preferred Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD,  PLEDGED,  HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE  COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933,  AS  AMENDED,  THE  SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED  THEREUNDER.

Date  of  Conversion:

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Number of shares of the Series F Preferred Stock to be converted:

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Stock certificate no(s). of the shares of the Series  F Preferred Stock to be converted:

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Conversion Rate:

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Number of shares of the Common Stock to be issued:

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Name in which shares of the Common Stock are to be issued:

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Signature

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Printed Name and Address